UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 22, 2024

DYNARESOURCE, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	000-30371	94-1589426
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

The Urban Towers 222 W. Las Colinas Blvd. Suite 1910 - North Tower
Irving, Texas		75039
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (972) 869-9400

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 22, 2024, Mr. Alonso Sotomayor was appointed Chief Financial Officer of DynaResource, Inc. (the “Company”). Mr. Sotomayor is forty years old and is a Canadian Chartered Accountant (CPA, CA) bilingual in English and Spanish with over 15 years of progressive professional experience in public accounting and financial reporting in the Mining sector. Mr. Sotomayor started his career in a mining-specific role with accounting firm McGovern Hurley LLP, followed by progressively senior roles in the Toronto Mining Groups at KPMG and Deloitte Canada overseeing files on numerous Canadian listed mining companies. Mr. Sotomayor held the position of Corporate Controller of Ascendant Resources Inc. (TSX:ASND) from April 2017 through July 19, 2024. He served as Corporate Controller of Cerrado Gold Inc. (TSXV:CERT) from March 2020 through July 19, 2024. He was the Chief Financial Officer of Voyager Metals, Inc. (TSXV:VONE) from November 2019 to May 2023, when it was acquired by Cerrado Gold, Inc. None of Ascendant Resources Inc., Cerrado Gold Inc., or Voyager Metals, Inc. is affiliated with the Company. Mr. Sotomayor holds a B.B.A. in Management and Accounting from the University of Toronto, graduating in 2008.

On July 22, 2024, Mr. Sotomayor entered into an Employment Agreement (the “Employment Agreement”) with the Company, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference. The material terms of the Employment Agreement, are as follows, with such summary qualified in its entirety by reference to the full text of the Employment Agreement:

•
Base Salary of $162,500.
•
Annual discretionary bonus of up to 40% of Base Salary.
•
Signing bonus of 225,000 restricted stock units vesting one-third each year on the first three anniversaries of the grant date.
•
Mr. Sotomayor’s principal office will be in Toronto, Canada. As long as his principal office is outside the United States, he will receive compensating payments in lieu of US employee benefits equal to 10% of his Base Salary.
•
The Employment Agreement is at will, with no fixed term. If Mr. Sotomayor is terminated by the Company without Cause, quits for Good Reason, dies or suffers a Disability while the Employment Agreement remains in effect, or a Triggering Event occurs following a Change in Control (as such terms are defined in the Employment Agreement), he will be entitled to severance equal to 12 months’ Base Salary as in effect at the date of termination, payable in a single lump sum.
•
The Employment Agreement includes confidentiality, non-solicitation, and non-compete covenants intended for the protection of the Company’s intellectual property and business interests.

Item 8.01 Other Events.

On July 22, 2024, the Company issued a press release announcing the appointment of Mr. Sotomayor. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dynaresource, Inc.

Date:	July 22, 2024	By:	/s/ Rohan Hazelton
CEO